UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2014

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EPL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600,

Houston, Texas 77002

Registrant’s telephone number, including area code: (713) 228-0711

Not Applicable
Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

On October 20, 2014, EPL Oil & Gas, Inc., a Delaware corporation (the “Company”), announced that David West Griffin was stepping down from his position as Director on the Board of Directors of the Company (the “Board”), as well as from all other positions with any subsidiaries or affiliates of the Company.

The Company also announced that the Bruce W. Busmire, age 57, was elected to serve as a Director on the Board, effective October 20, 2014.

Mr. Busmire has more than 34 years of experience in the oil and gas industry and financial markets. Most recently, from March 2013 to September 2014, Mr. Busmire was Chief Financial Officer of Venari Resources, a private equity backed Deepwater Gulf of Mexico exploration company. Prior to that, Mr. Busmire was in key financial executive positions with Anadarko Petroleum Corporation for eight years, serving as Vice President of Finance and Treasurer after initially serving as Vice President and Chief Accounting Officer. Prior to his positions with Anadarko Petroleum, Mr. Busmire was Senior Vice President, Finance and Chief Financial Officer of Noble Corporation from 2005 to 2006. Prior to his time at Noble, he was a founding member of Pickering Energy Partners (now Tudor Pickering Holt & Co.), an energy investment and merchant banking firm. From 2000 to 2003, Mr. Busmire was Vice President of Investor Relations for Ocean Energy, a NYSE-listed company with operations in Deepwater Gulf of Mexico and West Africa, which was purchased by Devon Energy in February 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL Oil & Gas, Inc.

	By:	/s/ Rick Fox
Rick Fox
November 12, 2014		Chief Financial Officer